                                                                     EXHIBIT 1.1


                                             SHARES
                             ---------------

                               BROADCAST.COM INC.

                         COMMON STOCK, $0.01 PAR VALUE





                             UNDERWRITING AGREEMENT





          , 1998
----------

                                           , 1998
                              -------------



Morgan Stanley & Co. Incorporated
Donaldson, Lufkin & Jenrette Securities Corporation
Hambrecht & Quist LLC
c/o Morgan Stanley & Co. Incorporated
    1585 Broadway
    New York, New York  10036

Dear Sirs and Mesdames:

                 broadcast.com, a Delaware corporation (the "COMPANY"), proposes to issue and sell to the several Underwriters named in Schedule II hereto (the "UNDERWRITERS"), an aggregate of _______________ shares of the Common Stock, $0.01 par value of the Company (the "FIRM SHARES").

                 The Company and a certain stockholder of the Company (the "Selling Stockholder") named in Schedule I hereto severally also propose to issue and sell to the several Underwriters not more than an additional ______________ shares of its Common Stock, $0.01 par value, (the "ADDITIONAL SHARES"), of which ______ shares are to be issued and sold by the Company and ____ shares are to be sold by the Selling Stockholder, if and to the extent that you, as Managers of the offering, shall have determined to exercise, on behalf of the Underwriters, the right to purchase such shares of common stock granted to the Underwriters in Section 3 hereof. The Firm Shares and the Additional Shares are hereinafter collectively referred to as the "SHARES". The shares of Common Stock, $0.01 par value, of the Company to be outstanding after giving effect to the sales contemplated hereby are hereinafter referred to as the "COMMON STOCK". The Company and the Selling Stockholder are hereinafter sometimes collectively referred to as the "SELLERS".

                 The Company has filed with the Securities and Exchange Commission (the "COMMISSION") a registration statement, including a prospectus, relating to the Shares. The registration statement as amended at the time it becomes effective, including the information (if any) deemed to be part of the registration statement at the time of effectiveness pursuant to Rule 430A under the Securities Act of 1933, as amended (the "SECURITIES ACT"), is hereinafter referred to as the "REGISTRATION STATEMENT"; the prospectus in the form first used to confirm sales of Shares is hereinafter referred to as the "PROSPECTUS". If the Company has filed an abbreviated registration statement to register additional shares of Common Stock pursuant to Rule 462(b) under the





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Securities Act (the "RULE 462 REGISTRATION STATEMENT"), then any reference herein to the term "REGISTRATION STATEMENT" shall be deemed to include such Rule 462 Registration Statement.

                 As part of the offering contemplated by this Agreement, Hambrecht & Quist LLC ("H&Q") has agreed to reserve out of the Shares set forth opposite its name on Schedule II to this Agreement, up to ___________ shares, for sale to the Company's employees, officers, and directors and other parties associated with the Company (collectively, "PARTICIPANTS"), as set forth in the Prospectus under the heading "Underwriting" (the "DIRECTED SHARE PROGRAM").
The Shares to be sold by H&Q pursuant to the Directed Share Program (the "DIRECTED SHARES") will be sold by H&Q pursuant to this Agreement at the public offering price. Any Directed Shares not orally confirmed for purchase by any Participants by the end of the business day on which this Agreement is executed will be offered to the public by H&Q as set forth in the Prospectus.

                 1. Representations and Warranties of the Company. The Company represents and warrants to and agrees with each of the Underwriters that:

                 (a) The Registration Statement has become effective; no stop order suspending the effectiveness of the Registration Statement is in effect, and no proceedings for such purpose are pending before, or to the Company's knowledge, threatened by the Commission.

                 (b) (i) The Registration Statement, when it became effective, did not contain and, as amended or supplemented, if applicable, will not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading, (ii) the Registration Statement and the Prospectus comply and, as amended or supplemented, if applicable, will comply in all material respects with the Securities Act and the applicable rules and regulations of the Commission thereunder and (iii) the Prospectus does not contain and, as amended or supplemented, if applicable, will not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, except that the representations and warranties set forth in this paragraph do not apply to statements or omissions in the Registration Statement or the Prospectus based upon information relating to any Underwriter furnished to the Company in writing by such Underwriter through you expressly for use therein.

                 (c) The Company has been duly incorporated, is validly existing as a corporation in good standing under the laws of the jurisdiction of its incorporation, has the corporate power and authority to own its property and to conduct its business as described in the Prospectus and is duly qualified to transact business and is in good standing in each jurisdiction in which the conduct of its business or its ownership or leasing of property requires such qualification, except to the extent that the failure to be so qualified or be in good standing would not have a material adverse effect on the Company and its subsidiaries, taken as a whole.





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                 (d)     Each subsidiary of the Company has been duly
        incorporated, is validly existing as a corporation in good standing under the laws of the jurisdiction of its incorporation, has the corporate power and authority to own its property and to conduct its business as described in the Prospectus and is duly qualified to transact business and is in good standing in each jurisdiction in which the conduct of its business or its ownership or leasing of property requires such qualification, except to the extent that the failure to be so qualified or be in good standing would not have a material adverse effect on the Company and its subsidiaries, taken as a whole; all of the issued shares of capital stock of each subsidiary of the Company have been duly and validly authorized and issued, are fully paid and non-assessable and are owned directly by the Company, free and clear of all liens, encumbrances, equities or claims.

                 (e) This Agreement has been duly authorized, executed and delivered by the Company.

                 (f) The authorized capital stock of the Company conforms as to legal matters to the description thereof contained in the Prospectus.

                 (g) The shares of Common Stock (including the Shares to be sold by the Selling Stockholder) outstanding prior to the issuance of the Shares to be sold by the Company have been duly authorized and are validly issued, fully paid and non-assessable; except as described in the Prospectus, and except for preemptive rights which will terminate by their terms on or before the Closing Date, the Company does not have any outstanding options to purchase, or any preemptive rights or other rights to subscribe for or to purchase, any securities or obligations convertible into, or any contracts or commitments to issue or sell, shares of its capital stock or any such options, rights, convertible securities or obligations; and all outstanding shares of capital stock and options and other rights to acquire capital stock have been issued in compliance with the registration and qualification provisions of all applicable securities laws and were not issued in violation of any preemptive rights, rights of first refusal or other similar rights, or the Company has obtained a waiver of such a violation.

                 (h) The Shares to be sold by the Company have been duly authorized and, when issued and delivered against payment therefor in accordance with the terms of this Agreement, will be validly issued, fully paid and non-assessable, and the issuance of such Shares will not be subject to any preemptive or similar rights.

                 (i) The execution and delivery by the Company of, and the performance by the Company of its obligations under, this Agreement will not contravene any provision of applicable law or the certificate of incorporation or by-laws of the Company or any agreement or other instrument binding upon the Company or any of its subsidiaries that is material to the Company and its subsidiaries, taken as a whole, or any judgment, order or decree of any governmental body, agency or court having jurisdiction over the Company or any subsidiary, and no consent, approval, authorization or order of, or qualification with, any





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        governmental body or agency ("Approval") is required for the performance by the Company of its obligations under this Agreement, except such as may be required by the securities or Blue Sky laws of the various states in connection with the offer and sale of the Shares, and except for Approvals which if not obtained would not have a material adverse effect on the Company and would not materially impair the Company's performance of its obligations under this Agreement.

                 (j) There has not occurred any material adverse change, or any development involving a prospective material adverse change, in the condition, financial or otherwise, or in the earnings, business or operations of the Company and its subsidiaries, taken as a whole, from that set forth in the Prospectus (exclusive of any amendments or supplements thereto subsequent to the date of this Agreement).

                 (k) There are no legal or governmental proceedings pending or to the Company's knowledge threatened to which the Company or any of its subsidiaries is a party or to which any of the properties of the Company or any of its subsidiaries is subject that are required to be described in the Registration Statement or the Prospectus and are not so described or any statutes, regulations, contracts or other documents that are required to be described in the Registration Statement or the Prospectus or to be filed as exhibits to the Registration Statement that are not described or filed as required.

                 (l) The Company has all necessary consents, authorizations, approvals, orders, certificates and permits of and from, and has made all declarations and filings with, all foreign, federal, state, local and other governmental authorities, all self-regulatory organizations and all courts and other tribunals, to own, lease, license and use its properties and assets and to conduct its business in the manner described in the Prospectus, except to the extent that the failure to obtain or file would not, singly or in the aggregate, have a material adverse effect on the Company.

                 (m) Each preliminary prospectus filed as part of the registration statement as originally filed or as part of any amendment thereto, or filed pursuant to Rule 424 under the Securities Act, complied when so filed in all material respects with the Securities Act and the applicable rules and regulations of the Commission thereunder, except that the preliminary prospectus filed as part of the registration statement as initially filed (which was not circulated by the Company) omitted certain information relating to the number and dollar amount of shares registered, the estimated offering price range, and related data derived from this information.

                 (n) The Company is not and, after giving effect to the offering and sale of the Shares and the application of the proceeds thereof as described in the Prospectus, will not be an "investment company" as such term is defined in the Investment Company Act of 1940, as amended.





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                 (o)     The Company and its subsidiaries (i) are in material
        compliance with any and all applicable foreign, federal, state and local laws and regulations relating to the protection of human health and safety, the environment or hazardous or toxic substances or wastes, pollutants or contaminants ("ENVIRONMENTAL LAWS"), (ii) have received all material permits, licenses or other approvals required of them under applicable Environmental Laws to conduct their respective businesses and (iii) are in material compliance with all terms and conditions of any such permit, license or approval, except where such noncompliance with Environmental Laws, failure to receive required permits, licenses or other approvals or failure to comply with the terms and conditions of such permits, licenses or approvals would not, singly or in the aggregate, have a material adverse effect on the Company and its subsidiaries, taken as a whole.

                 (p) There are no costs or liabilities associated with Environmental Laws (including, without limitation, any capital or operating expenditures required for clean-up, closure of properties or compliance with Environmental Laws or any permit, license or approval, any related constraints on operating activities and any potential liabilities to third parties) which would, singly or in the aggregate, have a material adverse effect on the Company and its subsidiaries, taken as a whole.

                 (q) Subsequent to the respective dates as of which information is given in the Registration Statement and the Prospectus,
        (i) the Company has not incurred any material liability or obligation, direct or contingent, nor entered into any material transaction not in the ordinary course of business; (ii) the Company has not purchased any of its outstanding capital stock, nor declared, paid or otherwise made any dividend or distribution of any kind on its capital stock other than ordinary and customary dividends; and (iii) there has not been any material change in the capital stock, short-term debt or long-term debt of the Company, except in each case as described in the Prospectus.

                 (r) The Company does not own any real property or a non-leasehold interest in real property. All personal property owned by the Company that is material to the business of the Company is owned by the Company free and clear of any security interest, lien, encumbrance, claim, defect or adverse interest of any nature except such as are described in the Prospectus or such as do not have a material adverse effect on the Company and its subsidiaries taken as a whole; and any real property and buildings held under lease by the Company are held by it under valid, subsisting and enforceable leases with such exceptions as do not have a material adverse effect on the Company and its subsidiaries taken as a whole, in each case except as described in the Prospectus.

                 (s) Except as disclosed in the Prospectus, (i) the Company owns or possesses, or can acquire on reasonable terms, adequate licenses or other rights to use all patents, patent rights, inventions, trade secrets, copyrights, trademarks, service marks, trade names, technology and know-how employed by it in connection with its business as described in the Prospectus; (ii) the Company is not obligated to pay a royalty, grant a license, or provide





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        other consideration to any third party in connection with its patents, copyrights, trademarks, service marks, trade names, or technology;
        (iii) the Company has not received any notice of infringement or conflict with (and the Company does not know of any infringement or conflict with) asserted rights of others with respect to any patents, patent rights, inventions, trade secrets, copyrights, trademarks, service marks, trade names, technology or know-how which would result in any material adverse effect upon the Company and its subsidiaries taken as a whole; and (iv) the discoveries, inventions, products or processes of the Company referred to in the Prospectus do not, to the knowledge of the Company, infringe or conflict with any right or patent of any third party, or any discovery, invention, product or process which is the subject of a patent application filed by any third party known to the Company and its subsidiaries taken as a whole, which would have a material adverse effect on the Company.

                 (t) No material labor dispute with the employees of the Company exists, except as described in the Prospectus, or, to the knowledge of the Company, is imminent; other than those that would not have a material adverse effect on the Company and its subsidiaries taken as a whole.

                 (u) The Company is insured by insurers of recognized financial responsibility against such losses and risks and in such amounts as are prudent and customary in the businesses in which they are engaged; and the Company does not believe that it will not be able to renew its existing insurance coverage as and when such coverage expires or to obtain similar coverage from similar insurers as may be necessary to continue its business at a cost that would not have a material adverse effect on the Company and its subsidiaries taken as a whole, except as described in the Prospectus.

                 (v) The Company possesses all material certificates, authorizations and permits issued by the appropriate federal, state or foreign regulatory authorities necessary to conduct its business, and the Company has not received any notice of proceedings relating to the revocation or modification of any such certificate, authorization or permit which, singly or in the aggregate, if the subject of an unfavorable decision, ruling or finding, would have a material adverse effect on the Company, except as described the Prospectus.

                 (w) The Company maintains a system of internal accounting controls sufficient to provide reasonable assurance that (1) transactions are executed in accordance with management's general or specific authorizations; (2) transactions are recorded as necessary to permit preparation of financial statements in conformity with generally accepted accounting principles and to maintain asset accountability;
        (3) access to assets is permitted only in accordance with management's general or specific authorization; and (4) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences.





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                 (x)     The Nasdaq Stock Market, Inc. has approved the Common
        Stock for quotation on the Nasdaq National Market, subject only to official notice of issuance.

                 (y) The Company has delivered to the Underwriters or their counsel a complete and accurate list of all holders of Common Stock or options, warrants or rights to buy Common Stock (collectively "Company Securities"). The Company has delivered to the Underwriters or their counsel an originally executed "Lock-Up Agreement", to the Company's knowledge signed by each such holder of a Company Security, in the form of Exhibit A (with exceptions to such form as approved by Underwriters' counsel in each instance). To the Company's knowledge, each person who signed a Lock-Up Agreement was authorized to do so and signing the Lock-Up Agreement did not conflict with or violate the security holder's constitutive documents or any agreement binding on the security holder or the security.

                 (z) The Company (i) has notified each stockholder who is party to the Registration Rights Agreement dated February 24, 1997, as amended (the "REGISTRATION RIGHTS AGREEMENT"), that pursuant to the terms of the Registration Rights Agreement, none of the shares of the Company's capital stock held by such stockholder may be sold or otherwise transferred or disposed of for a period of 180 days after the date of the initial public offering of the Shares and (ii) has imposed a stop-transfer instruction with the Company's transfer agent in order to enforce the foregoing lock-up provision imposed pursuant to the Registration Rights Agreement. There are no other contracts, agreements or understandings between the Company and any person granting such person the right to require the Company to file a registration statement under the Securities Act with respect to any securities of the Company or to require the Company to include such securities with the Shares registered pursuant to the Registration Statement. There is no legal or beneficial owner of any securities of the Company who has any rights, not effectively satisfied or waived, to require registration of any shares of capital stock of the Company in connection with the filing of the Registration Statement.

                 (aa) The Company has not offered, or caused the Underwriters to offer, Shares to any person pursuant to the Directed Share Program with the specific intent to unlawfully influence (i) a customer or supplier of the Company to alter the customer's or supplier's level or type of business with the Company, or (ii) a trade journalist or publication to write or publish favorable information about the Company or its products.

                 (bb)    The Company has complied with all provisions of
        Section 517.075, Florida Statutes relating to doing business with the Government of Cuba or with any person or affiliate located in Cuba.

                 2. Representations and Warranties of the Selling Stockholder. The Selling Stockholder represents and warrants to and agrees with each of the Underwriters that:





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                 (a)     This Agreement has been duly authorized, executed and
        delivered by or on behalf of the Selling Stockholder.

                 (b) The execution and delivery by the Selling Stockholder of, and the performance by the Selling Stockholder of the Selling Stockholder's obligations under, this Agreement will not contravene any provision of applicable law (excluding any violation arising from a breach of the Company's representation in Section 1(b)), or any agreement or other instrument binding upon the Selling Stockholder or any judgment, order or decree of any governmental body, agency or court having jurisdiction over the Selling Stockholder, and no Approval is required for the issuance and sale of the Additional Shares by the Selling Stockholder to the Underwriters pursuant to the terms of this Agreement, except such as may be required by the securities or Blue Sky laws of the various states in connection with the offer and sale of the Additional Shares by the Selling Stockholder, and except for Approvals which if not obtained would not have a material adverse effect on the Selling Stockholder and would not materially impair the Selling Stockholder's performance of its obligations under this Agreement.

                 (c) The Selling Stockholder has, and on the Closing Date will have, valid title to the Additional Shares to be sold by the Selling Stockholder and the legal right and power, and all authorization and approval required by law, to enter into this Agreement and to sell, transfer and deliver the Additional Shares to be sold by the Selling Stockholder.

                 (d) Delivery of the Shares to be sold by the Selling Stockholder pursuant to this Agreement will pass title to such Shares free and clear of any security interests, claims, liens, equities and other encumbrances created or suffered by the Selling Stockholder except restrictions imposed by applicable securities laws.

                 (e) All information furnished in writing by or on behalf of such Selling Stockholder relating to the Selling Stockholder for use in the Registration Statement does not, and on the Closing Date will not, contain any untrue statement of a material fact or omit to state any material fact necessary to make such information not misleading, and all information furnished in writing by or on behalf of such Selling Stockholder relating to the Selling Stockholder expressly for use in the Prospectus does not contain any untrue statement of a material fact or omit to state any material fact necessary to make such information not misleading in the light of the circumstances under which they were made.

                 3. Agreements to Sell and Purchase. The Company hereby agrees to sell to the several Underwriters, and each Underwriter, upon the basis of the representations and warranties herein contained, but subject to the conditions hereinafter stated, agrees, severally and not jointly, to purchase from the Company the respective numbers of Firm Shares set forth in
Schedule II hereto opposite its name at $______ a share (the "PURCHASE PRICE").





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                 On the basis of the representations and warranties contained in this Agreement, and subject to its terms and conditions, each Seller, severally and not jointly, agrees to sell to the Underwriters the Additional Shares, and the Underwriters shall have a one-time right to purchase, severally and not jointly, up to _______________ Additional Shares at the Purchase Price, of which _______shares are to be issued and sold by the Company and ______ shares are to be sold by the Selling Stockholder. If you, on behalf of the Underwriters, elect to exercise such option, you shall so notify the Company and the Selling Stockholder in writing not later than 30 days after the date of this Agreement, which notice shall specify the number of Additional Shares to be purchased by the Underwriters and the date on which such shares are to be purchased. Such date may be the same as the Closing Date (as defined below) but not earlier than the Closing Date nor later than ten business days after the date of such notice. Additional Shares may be purchased as provided in
Section 5 hereof solely for the purpose of covering over-allotments made in connection with the offering of the Firm Shares. If any Additional Shares are to be purchased, each Underwriter agrees, severally and not jointly, to purchase the number of Additional Shares (subject to such adjustments to eliminate fractional shares as you may determine) that bears the same proportion to the total number of Additional Shares to be purchased as the number of Firm Shares set forth in Schedule II hereto opposite the name of such Underwriter bears to the total number of Firm Shares.

                 Each Seller hereby agrees that, without the prior written consent of Morgan Stanley on behalf of the Underwriters, it will not, during the period ending 180 days after the date of the Prospectus, (i) offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, lend, or otherwise transfer or dispose of, directly or indirectly, any shares of Common Stock or any securities convertible into or exercisable or exchangeable for Common Stock or (ii) enter into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of the Common Stock, whether any such transaction described in clause (i) or (ii) above is to be settled by delivery of Common Stock or such other securities, in cash or otherwise. The foregoing sentence shall not apply to (A) the Shares to be sold hereunder, (B) the issuance by the Company of shares of Common Stock upon the exercise of an option or warrant or the conversion of a security outstanding on the date hereof, (C) transactions by any person other than the Company relating to shares of Common Stock or other securities acquired in open market transactions after the completion of the offering of the Shares, (D) the issuance by the Company of shares of Common Stock under the employee stock purchase plan described in the Prospectus, or
(E) the grant by Company of options to purchase Common Stock under the stock option plan described in the Prospectus.

                 4. Terms of Public Offering. The Sellers are advised by you that the Underwriters propose to make a public offering of their respective portions of the Shares as soon after the Registration Statement and this Agreement have become effective as in your judgment is advisable. The Sellers are further advised by you that the Shares are to be offered to the public initially at $_____________ a share (the "PUBLIC OFFERING PRICE") and to certain dealers selected by you at a price that represents a concession not in excess of $______ a share under the Public





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
Offering Price, and that any Underwriter may allow, and such dealers may reallow, a concession, not in excess of $_____ a share, to any Underwriter or to certain other dealers.

                 5. Payment and Delivery. Payment for the Firm Shares shall be made to the Company in Federal or other funds immediately available in New York City against delivery of such Firm Shares for the respective accounts of the several Underwriters at 10:00 a.m., New York City time, on ____________, 1998, or at such other time on the same or such other date, not later than _________, 1998, as shall be designated in writing by you. The time and date of such payment are hereinafter referred to as the "CLOSING DATE".

                 Payment for any Additional Shares shall be made to each Seller in Federal or other funds immediately available in New York City against delivery of such Additional Shares for the respective accounts of the several Underwriters at 10:00 a.m., New York City time, on the date specified in the notice described in Section 3 or at such other time on the same or on such other date, in any event not later than _______, 1998, as shall be designated in writing by you. The time and date of such payment are hereinafter referred to as the "OPTION CLOSING DATE".

                 Certificates for the Firm Shares and Additional Shares shall be in definitive form and registered in such names and in such denominations as you shall request in writing not later than one full business day prior to the Closing Date or the Option Closing Date, as the case may be. The certificates evidencing the Firm Shares and Additional Shares shall be delivered to you on the Closing Date or the Option Closing Date, as the case may be, for the respective accounts of the several Underwriters, with any transfer taxes payable in connection with the transfer of the Shares to the Underwriters duly paid, against payment of the Purchase Price therefor.

                 6. Conditions to the Underwriters' Obligations. The obligations of the Company to sell the Shares to the Underwriters and the several obligations of the Underwriters to purchase and pay for the Shares on the Closing Date are subject to the condition that the Registration Statement shall have become effective not later than 2:00 p.m. (New York City time) on the date hereof.

                 The several obligations of the Underwriters are subject to the following further conditions:

                 (a) Subsequent to the execution and delivery of this Agreement and prior to the Closing Date there shall not have occurred any change, or any development involving a prospective change, in the condition, financial or otherwise, or in the earnings, business or operations of the Company and its subsidiaries, taken as a whole, from that set forth in the Prospectus (exclusive of any amendments or supplements thereto subsequent to the date of this Agreement) that, in your judgment, is material and adverse and that makes it, in your judgment, impracticable to market the Shares on the terms and in the manner contemplated in the Prospectus.

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                 (b)     The Underwriters shall have received on the Closing
        Date a certificate, dated the Closing Date and signed by an executive officer of the Company, to the effect that (i) there has not occurred any material adverse change, or any development involving a prospective material adverse change, in the condition, financial or otherwise, or in the earnings, business or operations of the Company and its subsidiaries, taken as a whole, from that set forth in the Prospectus (exclusive of any amendments or supplements thereto subsequent to the date of this Agreement); (ii) the representations and warranties of the Company contained in this Agreement are true and correct in all material respects as of the Closing Date and (iii) the Company has complied with all of the agreements and satisfied all of the conditions on its part to be performed or satisfied hereunder on or before the Closing Date.

                 The officer signing and delivering such certificate may rely upon the best of his or her knowledge as to proceedings threatened.

                 (c) The Underwriters shall have received on the Closing Date an opinion of Gibson Dunn & Crutcher LLP, outside counsel for the Company, dated the Closing Date, to the effect that:

                         (i) the Company has been duly incorporated, is validly existing as a corporation in good standing under the laws of the State of Delaware, has the corporate power and corporate authority to own its property and to conduct its business as described in the Prospectus and is duly qualified to transact business and is in good standing in the States of _______________, _______________, _______________ and
                 _______________;

                         (ii) [AudioNet, Inc.] has been duly incorporated, is validly existing as a corporation in good standing under the laws of the State of Delaware, has the corporate power and corporate authority to own its property and to conduct its business as presently conducted;

                         (iii) the authorized capital stock of the Company conforms in all material aspects as to legal matters to the description thereof contained in the Prospectus;

                         (iv) the shares of Common Stock outstanding prior to the issuance of the Shares have been duly authorized are validly issued and non-assessable and to such counsel's knowledge are fully paid; except as described in the Prospectus, and except for preemptive rights which by their terms will terminate on or before the Closing Date such counsel is not aware that any person has outstanding any options to purchase, or any preemptive rights or other rights to subscribe for or to purchase, any securities or obligations convertible into, or any contracts or commitments to issue or sell, shares of the Company's capital stock or any such options, rights, convertible securities or obligations; and all outstanding shares of capital stock of the Company and options and other rights to acquire capital stock issued since September 1, 1996 have been issued in compliance with the registration and qualification provisions of all applicable securities laws and such capital stock were not issued in violation of any preemptive rights contained in the Company's Certificate of Incorporation or Bylaws, or to such counsel's knowledge any rights of first refusal or other similar rights (and excluding any violation for which the Company has obtained a waiver).

                         (v) all of the issued shares of capital stock of each subsidiary of the Company have been duly authorized and validly issued, are non-assessable, to such counsel's knowledge are fully paid and are owned directly by the Company, free and clear of all liens, encumbrances, equities or claims;

                         (vi) the Shares to be sold by the Company have been duly authorized and, when issued and delivered in accordance with the terms of this Agreement, will be validly issued, fully paid and non-assessable, and the issuance of such Shares will not be subject to any preemptive or similar rights pursuant to the Company's certificate of incorporation or bylaws or to such counsel's knowledge, any other agreement or instrument binding on the Company;

                         (vii) this Agreement has been duly authorized, executed and delivered by the Company;

                         (viii) the execution and delivery by the Company of, and the performance by the Company of its obligations under, this Agreement will not contravene any provision of applicable law or the certificate of incorporation or bylaws of the Company or, to such counsel's knowledge, any agreement or other instrument binding upon the Company or any of its subsidiaries that is material to the Company and its subsidiaries, taken as a whole, or, to such counsel's knowledge, any judgment, order or decree of any governmental body, agency or court having jurisdiction over the Company or any subsidiary, and no consent, approval, authorization or order of, or qualification with, any governmental body or agency ("Approval") is required for the performance by the Company of its obligations under this Agreement, except such as may be required by the securities or Blue Sky laws of the various states in connection with the offer and sale of the Shares, and except for Approvals which if not obtained would not have a material adverse effect on the Company and would not materially impair the Company's performance of its obligations under this Agreement;

                         (ix) the statements (A) in the Prospectus under the captions "Risk Factors--Shares Eligible for Future Sale,""Management--Director Compensation,"
                 "Management--Employee Benefit Plans,"
                 "Management--Indemnification of Directors and Executive Officers and Limitation of Liability," "Certain Transactions," "Description of Capital Stock," and "Shares Eligible for Future Sale" and (B) in the Registration Statement in Items 14 and 15, in each case insofar as such statements constitute summaries of the legal matters, documents or proceedings referred to therein, have been reviewed by such counsel, fairly present the information called for with respect to such legal matters, documents and proceedings, and are accurate in all material respects;

                         (x) to such counsel's knowledge, such counsel does not know of any legal or governmental proceedings pending or threatened to which the Company or any of its subsidiaries is a party or to which any of the properties of the Company or any of its subsidiaries is subject that are required to be described in the Registration Statement or the Prospectus and are not so described or of any statutes, regulations, contracts or other documents that are required to be described in the Registration Statement or the Prospectus or to be filed as exhibits to the Registration Statement that are not described or filed as required;

                         (xi) the Company is not and, after giving effect to the offering and sale of the Shares and the application of the proceeds thereof as described in the Prospectus, will not be an "investment company" as such term is defined in the Investment Company Act of 1940, as amended;

                         (xii) to such counsel's knowledge there is no legal or beneficial owner of any securities of the Company who has any rights, not effectively satisfied or waived, to require registration of any shares of capital stock of the Company in connection with the filing of the Registration Statement;

                         (xiii) to the best of such counsel's knowledge: (A) based solely on oral advice of the Staff of the Commission the Registration Statement has become effective under the Securities Act, (B) based solely on oral advice of the Staff of the Commission no stop order proceedings with respect thereto have been instituted or are pending or threatened under the Securities Act, and nothing has come to such counsel's attention to lead it to believe that such proceedings are contemplated; and (C) any required filing of the Prospectus and any supplement thereto pursuant to Rule 424(b) under the Securities Act has been made in the manner and within the time period required by such Rule 424(b); and

                         (xiv) based on a letter from the Nasdaq Stock Market, the Shares to be sold under this Agreement to the Underwriters are duly authorized for quotation on the Nasdaq National Market.

                         (xv) in addition, such counsel shall state that they have participated in conferences with officers and other representatives of the Company; representatives of the independent auditors of the Company and the Underwriters representatives and counsel at which the contents of the Registration Statement and Prospectus and related matters were discussed, and shall state that because the purpose of such counsel's professional engagement was not to establish or confirm factual matters and because the scope of their examination of the affairs of the Company did not permit them to verify the accuracy, completeness or fairness of the statements set forth in the Registration Statement or Prospectus, such counsel are not passing upon and do not assume any responsibility for the accuracy, completeness or fairness of the statements contained in the Registration Statement or Prospectus except to the extent set forth below (and in response to Section 6(c)(ix)). On the basis of the foregoing and except for the financial statements and schedules and the other financial and statistical data included therein, as to which such counsel shall express no opinion or belief, such counsel shall state that: (A) the Registration Statement at the time it became effective, and the Prospectus as of the date thereof and as of the date of such opinion, appeared on their face to be appropriately responsive in all material respects to the relevant requirements of the Securities Act and the applicable rules and regulations of the Commission promulgated thereunder, (B) no facts have come to such counsel's attention that lead them to believe that (1) the Registration Statement at the time it became effective contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading or (2) the Prospectus as of its date or as of the date of such opinion contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading.

                         In rendering the opinion referred to in this Section 6(c), such counsel may rely upon certificates of officers of the Company as to matters of fact and upon certificates of public officials. Such opinion shall expressly be limited to the federal laws of the United States, the laws of the State of New York and the General Corporation Law of the State of Delaware.

                 (d) The Underwriters shall have received on the Option Closing Date an opinion of Gibson Dunn & Crutcher LLP, counsel for the Selling Stockholder, dated the Option Closing Date, to the effect that:

                         (i) this Agreement has been duly authorized, executed and delivered by the Selling Stockholder;

                         (ii) the execution and delivery by the Selling Stockholder of, and the performance by the Selling Stockholder of his obligations under, this Agreement will not contravene any provision of applicable law, or, to such counsel's knowledge, any agreement or other instrument binding upon the Selling Stockholder or, to the best of such counsel's knowledge, any judgment, order or decree of any governmental body, agency or court having jurisdiction over the Selling Stockholder, and no consent, approval, authorization or order of, or qualification with, any governmental body or agency ("Approval") is required for the sale of the Additional Shares by the Selling

                 Stockholder to the Underwriters pursuant to the terms of this Agreement, except such as may be required by the securities or Blue Sky laws of the various states in connection with the offer and sale of the Additional Shares by the Selling Stockholder, and except for Approvals which if not obtained would not have a material adverse effect on the Selling Stockholder and would not materially impair the Selling Stockholder's performance of the Selling Stockholder's obligations under this Agreement;

                         (iii) the Selling Stockholder has the legal power, and all authorization and approval required by law, to enter into this Agreement and to sell, transfer and deliver the Additional Shares to be sold by the Selling Stockholder;

                         (iv) upon delivery of certificates issued to the Underwriters for the Additional Shares being sold by the Selling Stockholder in registered form and payment thereof, each Underwriter who takes such delivery and makes such payment in good faith and without notice of any adverse claim, will acquire all the rights of the Selling Stockholder in such Additional Shares free of any adverse claim, lien in favor of the Company and restriction on transfer imposed by the Company; and

                         (v) in addition, such counsel shall state that they have participated in conferences with officers and other representatives of the Company, representatives of the independent auditors of the Company and the Underwriters' representatives and counsel at which the contents of the Registration Statement and Prospectus and related matters were discussed, and shall state that because the purpose of such counsel's professional engagement was not to establish or confirm factual matters and because the scope of their examination of the affairs of the Company did not permit them to verify the accuracy, completeness or fairness of the statements set forth in the Registration Statement or Prospectus, such counsel are not passing upon and do not assume any responsibility for the accuracy, completeness or fairness of the statements contained in the Registration Statement except to the extent set forth below (and in response to Section 6(c)(ix)). On the basis of the foregoing, and except for the financial statements and schedules and the other financial and statistical data included therein, as to which such counsel shall express no opinion or belief, such counsel shall state that: (A) the Registration Statement at the time it became effective, and the Prospectus as of the date thereof and as of the date of such opinion, appeared on their face to be appropriately responsive in all material respects to the relevant requirements of the Securities Act and the applicable rules and regulations of the Commission promulgated thereunder, (B) no facts have come to such counsel's attention that lead them to believe that (1) the Registration Statement at the time it became effective contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading or (2) the Prospectus as of its date or as of the date of such opinion contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading.

                 In rendering the opinion referred to in this Section 6(d), such counsel may rely upon certificates of officers of the Company as to matters of fact and upon certificates of public officials. Such opinion shall expressly be limited to the federal laws of the United States, the laws of the State of New York and the General Corporation Law of the State of Delaware.

                 (e) The Underwriters shall have received on the Closing Date an opinion of Fish and Richardson, outside counsel for the Company, dated the Closing Date, to the effect that the statements in the Prospectus under the captions "Risk Factors--Intellectual Property" and "Business--Intellectual Property", insofar as such statements constitute summaries of the legal matters, documents or proceedings referred to therein, have been reviewed by such counsel, fairly present the information called for with respect to such legal matters, documents and proceedings, and are accurate in all material respects.

                 (f) The Underwriters shall have received on the Closing Date an opinion of McDermott, Will and Emery, counsel to the Company, dated the Closing Date, to the effect that the statements in the Prospectus under the captions "Risk Factors--Government Regulation Legal Uncertainty" and "Business--Governmental Regulation", insofar as such statements constitute summaries of the legal matters, documents or proceedings referred to therein, have been reviewed by such counsel, fairly present the information called for with respect to such legal matters, documents and proceedings, and are accurate in all material respects.

                 (g) The Underwriters shall have received on the Closing Date an opinion of Block & Balestri, counsel to the Company, dated the Closing Date, covering the matters referred to in Sections 6(c)(iv) (without limitations based on time), 6(c)(x) and 6(c)(xii).

                 (h) The Underwriters shall have received on the Closing Date an opinion of Wilson Sonsini Goodrich & Rosati, counsel for the Underwriters, dated the Closing Date, covering the matters referred to in Sections 6(c)(vi), 6(c)(vii), 6(c)(ix) (but only as to the statements in the Prospectus under "Description of Capital Stock" and "Underwriters") and 6(c)(xiii) above.

                 The opinions of Gibson Dunn & Crutcher LLP described in Sections 6(c) and 6(d) , of Fish and Richardson described in Section 6(e), of McDermott, Will and Emery described in Section 6(f) and of Block & Balestri described in Section 6(g) shall be rendered to the Underwriters at the request of the Company or the Selling Stockholder, as the case may be, and shall so state therein.

                 (i) The Underwriters shall have received, on each of the date hereof and the Closing Date, a letter dated the date hereof or the Closing Date, as the case may be, in form and substance satisfactory to the Underwriters, from Price Waterhouse LLP, independent public accountants, stating that Price Waterhouse LLP are, and during the periods covered by their report included in the Registration Statement were, independent certified public accountants with respect to the Company within the meaning of the Securities Act; and containing statements and information of the type ordinarily included in accountants' "comfort letters" to underwriters with respect to the financial statements and certain financial information contained in the Registration Statement and the Prospectus; provided that the letter delivered on the Closing Date shall use a "cut-off date" not earlier than the date hereof.

                 (j) The "Lock-Up" Agreements, each substantially in the form of Exhibit A hereto, between you and certain stockholders, optionholders, warrantholders, officers and directors of the Company relating to sales and certain other dispositions of shares of Common Stock or certain other securities, delivered to you on or before the date hereof, shall be in full force and effect on the Closing Date.

                 (k) The Underwriters shall have received on the Option Closing Date a certificate, dated the Option Closing Date and signed by the Selling Stockholder, to the effect that the representations and warranties of the Selling Stockholder contained in this Agreement are true and correct as of the Option Closing Date and that the Selling Stockholder has complied with all of the agreements and satisfied all of the conditions to be performed or satisfied on the part of the Selling Stockholder hereunder on or before the Option Closing Date.

                 The several obligations of the Underwriters to purchase Additional Shares hereunder are subject to the delivery to you on the Option Closing Date of such documents as you may reasonably request with respect to the good standing of the Company, the due authorization and issuance of the Additional Shares and other matters related to the issuance of the Additional Shares.

                 7. Covenants of the Company. In further consideration of the agreements of the Underwriters herein contained, the Company covenants with each Underwriter as follows:

                 (a) To furnish to you, without charge, four signed copies of the Registration Statement (including exhibits thereto) and for delivery to each other Underwriter a conformed copy of the Registration Statement (without exhibits thereto) and to furnish to you in New York City, without charge, prior to 3:00 p.m. New York City time on the business day next succeeding the date of this Agreement and during the period mentioned in Section 7(c) below, as many copies of the Prospectus and any supplements and amendments thereto or to the Registration Statement as you may reasonably request.

                 (b) Before amending or supplementing the Registration Statement or the Prospectus, to furnish to you a copy of each such proposed amendment or supplement and not to file any such proposed amendment or supplement to which you reasonably object, and to file with the Commission within the applicable period specified in Rule 424(b) under the Securities Act any prospectus required to be filed pursuant to such Rule.

                 (c) If, during such period after the first date of the public offering of the Shares as in the opinion of counsel for the Underwriters the Prospectus is required by law to be delivered in connection with sales by an Underwriter or dealer, any event shall occur or condition exist as a result of which it is necessary to amend or supplement the Prospectus in order to make the statements therein, in the light of the circumstances under which they were made when the Prospectus is delivered to a purchaser, not misleading, or if, in the opinion of counsel for the Underwriters, it is necessary to amend or supplement the Prospectus to comply with applicable law, forthwith to prepare, file with the Commission and furnish, at its own expense, to the Underwriters and to the dealers (whose names and addresses you will furnish to the Company) to which Shares may have been sold by you on behalf of the Underwriters and to any other dealers upon request, either amendments or supplements to the Prospectus so that the statements in the Prospectus as so amended or supplemented will not, in the light of the circumstances under which they were made when the Prospectus is delivered to a purchaser, be misleading or so that the Prospectus, as amended or supplemented, will comply with law.

                 (d) To endeavor to qualify the Shares for offer and sale under the securities or Blue Sky laws of such jurisdictions as you shall reasonably request; provided, however, than in no event shall the Company be obligated to qualify to do business in any jurisdiction where it is not now so qualified or to take any action which would subject it to general service or process in any jurisdiction where it is not now so subject.

                 (e) To make generally available to the Company's security holders and to you as soon as practicable an earning statement covering the twelve-month period ending September 30, 1999 that satisfies the provisions of Section 11(a) of the Securities Act and the rules and regulations of the Commission thereunder.

                 (f) In connection with the Directed Share Program, the Company will ensure that the Directed Shares will be restricted to the extent required by the National Association of Securities Dealers, Inc. (the "NASD") or the NASD rules from sale, transfer, assignment, pledge or hypothecation for a period of three months following the date of the effectiveness of the Registration Statement. H&Q will notify the Company as to which Participants will need to be so restricted. The Company will direct the transfer agent to place stop transfer restrictions upon such securities for such period of time.

                 (g) To pay all fees and disbursements of counsel incurred by the Underwriters in connection with the Directed Share Program and stamp duties, similar taxes or duties or other taxes, if any, incurred by the Underwriters in connection with the Directed Share Program.

                 (h)     To (i) enforce the terms of each Lock-up Agreement,
        (ii) issue stop-transfer instructions to the transfer agent for the Common Stock with respect to any transaction or contemplated transaction that would constitute a breach of or default under the applicable Lock-up Agreement and (iii) upon written request of Morgan Stanley & Co. Incorporation

        ("MORGAN STANLEY") to release from the Lock-up Agreements those shares of Common Stock held by those holders set forth in such request. In addition, except with the prior written consent of Morgan Stanley, the Company agrees (i) not to amend or terminate, or waive any right under, any Lock-up Agreement, or take any other action that would directly or indirectly have the same effect as an amendment or termination, or waiver of any right under, any Lock-up Agreement, that would permit any holder of shares of Common Stock, or securities convertible into or exercisable or exchangeable for Common Stock, to sell, make any short sale of, grant any option for the purchase of, or otherwise transfer or dispose of, any of such shares of Common Stock or other securities prior to the expiration of 180 days after the date of the Prospectus in violation of the terms of such Lock-Up Agreement, and (ii) not to consent to any sale, short sale, grant of an option for the purchase of, or other disposition or transfer of shares of Common Stock, or securities convertible into or exercisable or exchangeable for Common Stock, subject to a Lock-up Agreement.

                 (i) Without the prior written consent of Morgan Stanley, the Company will not release any stockholder or option holder from the market standoff provision imposed by the Company pursuant to the terms of the Registration Rights Agreement or other agreement earlier than 180 days after the date of the initial public offering of the Shares.

                 8. Expenses. Whether or not the transactions contemplated in this Agreement are consummated or this Agreement is terminated, the Sellers agree to pay or cause to be paid all of their respective expenses incident to the performance of their obligations under this Agreement, including: (i) the fees, disbursements and expenses of the Company's counsel, the Company's accountants and counsel for the Selling Stockholder of the Company in connection with the registration and delivery of the Shares under the Securities Act and all other fees or expenses of the Company in connection with the preparation and filing of the Registration Statement, any preliminary prospectus, the Prospectus and amendments and supplements to any of the foregoing, including all printing costs associated therewith, and the mailing and delivering of copies thereof to the Underwriters and dealers, in the quantities hereinabove specified, (ii) all costs and expenses related to the transfer and delivery of the Shares to the Underwriters, including any transfer or other taxes payable thereon, (iii) the cost of printing or producing any Blue Sky or Legal Investment memorandum in connection with the offer and sale of the Shares under state securities laws and all expenses in connection with the qualification of the Shares for offer and sale under state securities laws as provided in Section 7(d) hereof, including filing fees and the reasonable fees and disbursements of counsel for the Underwriters in connection with such qualification and in connection with the Blue Sky or Legal Investment memorandum, (iv) all filing fees and the reasonable fees and disbursements of counsel to the Underwriters incurred in connection with the review and qualification of the offering of the Shares by the NASD, (v) all fees and expenses in connection with the preparation and filing of the registration statement on Form 8-A relating to the Common Stock and all costs and expenses incident to listing the Shares on the Nasdaq National Market, (vi) the cost of printing certificates representing the Shares, (vii) the costs and charges of any transfer agent, registrar or depository, (viii) the costs and expenses of the Company relating to investor presentations on any "road show" undertaken in connection with the marketing of the offering of the Shares, including, without limitation, expenses associated with the production of road show slides and graphics, fees and expenses of any consultants engaged in connection with the road show presentations with the prior approval of the Company, travel and lodging expenses of the representatives and officers of the Company and any such consultants, and one-half of the cost of any aircraft chartered in connection with the road show, and (ix) all other costs and expenses incident to the performance of the obligations of the Company hereunder for which provision is not otherwise made in this Section. It is understood, however, that except as provided in this Section, Section 9 entitled "Indemnity and Contribution", and the last paragraph of Section 11 below, the Underwriters will pay all of their costs and expenses, including fees and disbursements of their counsel, stock transfer taxes payable on resale of any of the Shares by them and any advertising expenses connected with any offers they may make.

                 The provisions of this Section shall not supersede or otherwise affect any agreement that the Sellers may otherwise have for the allocation of such expenses among themselves.

                 9.      Indemnity and Contribution.

                 (a) The Company agrees to indemnify and hold harmless each Underwriter and each person, if any, who controls any Underwriter within the meaning of either Section 15 of the Securities Act or Section 20 of the Securities Exchange Act of 1934, as amended (the "EXCHANGE ACT"), from and against any and all losses, claims, damages and liabilities (including, without limitation, any legal or other expenses reasonably incurred in connection with defending or investigating any such action or claim) caused by any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement or any amendment thereof, any preliminary prospectus or the Prospectus (as amended or supplemented if the Company shall have furnished any amendments or supplements thereto), or caused by any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein (in the case of the Prospectus or any preliminary prospectus, in light of the circumstances under which they were made) not misleading, except insofar as such losses, claims, damages or liabilities are caused by any such untrue statement or omission or alleged untrue statement or omission based upon information relating to any Underwriter furnished to the Company in writing by such Underwriter through you expressly for use therein; and provided further that the foregoing indemnity with respect to any preliminary prospectus shall not inure to the benefit of any Underwriter from whom the person asserting any such losses, claims, damages or liabilities, purchased Shares, or any person controlling such Underwriter, if a copy of the Prospectus (as then amended or supplemented if the Company shall have furnished any amendments or supplements thereto) was not sent or given by or on behalf of such Underwriter to such person, if required by law to have been so delivered at or prior to the written confirmation of the sale of the Shares to such person, and if the Prospectus (as so amended or supplemented) would have cured the defect giving rise to such losses, claims, damages or liabilities, unless such failure is the result of noncompliance by the Company with Section 7(a) hereof.

                 (b) The Selling Stockholder agrees to indemnify and hold harmless each Underwriter and each person, if any who controls any Underwriter within the meaning of either

Section 15 of the Securities Act or Section 20 of the Exchange Act, or is under common control with, or is controlled by, any Underwriter, and the Company, its directors, its officers who sign the Registration Statement and each person, if any, who controls the Company within the meaning of either Section 15 of the Securities Act or Section 20 of the Exchange Act, from and against any and all losses, claims, damages and liabilities (including, without limitation, any legal or other expenses reasonably incurred in connection with defending or investigating any such action or claim) caused by any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement or any amendment thereof, any preliminary prospectus or the Prospectus (as amended or supplemented if the Company shall have furnished any amendments or supplements thereto), or caused by any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein (in the case of the Prospectus or any preliminary prospectus, in light of the circumstances under which they were made) not misleading, but only with reference to information relating to such Selling Stockholder furnished in writing by or on behalf of such Selling Stockholder expressly for use in the Registration Statement, any preliminary prospectus, the Prospectus or any amendments or supplements thereto, except insofar as such losses, claims, damages, or liabilities are caused by any such untrue statement or omission or alleged untrue statement or omission based upon information relating to any Underwriter furnished to the Company in writing by such Underwriter through you expressly for use therein; and provided further that the foregoing indemnify with respect to any preliminary prospectus shall not inure to the benefit of any Underwriter from whom the person asserting any such losses, claims, damages or liabilities purchased Shares, or any person controlling such Underwriter, if a copy of the Prospectus (as then amended or supplemented if the Company shall have furnished any amendments or supplements thereto) was not sent or given by or on behalf of such Underwriter to such person, if required by law to have been so delivered at or prior to the written confirmation of the sale of the Shares to such person, and if the Prospectus (as so amended or supplemented) would have cured the defect giving rise to such losses, claims, damages or liabilities, unless such failure is the result of noncompliance by the Company with Section 7(a) hereof. The liability of the Selling Stockholder under this Agreement shall be limited to an amount equal to the net proceeds received by the Selling Stockholder from the offering of Additional Shares sold by such Selling Stockholder, except with respect to (i) any breaches of the representations and warranties set forth in paragraphs (a),
(b), (c)  and (d) of Section 2 hereof, (ii) intentional misrepresentation or
(iii) fraud.

                 (c) Each Underwriter agrees, severally and not jointly, to indemnify and hold harmless the Company, the Selling Stockholder, the directors of the Company, the officers of the Company who sign the Registration Statement and each person, if any, who controls the Company or any Selling Stockholder within the meaning of either Section 15 of the Securities Act or Section 20 of the Exchange Act from and against any and all losses, claims, damages and liabilities (including, without limitation, any legal or other expenses reasonably incurred in connection with defending or investigating any such action or claim) caused by any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement or any amendment thereof, any preliminary prospectus or the Prospectus (as amended or supplemented if the Company shall have furnished any amendments or supplements thereto), or caused by any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein (in the case of the Prospectus or any preliminary prospectus, in light of the circumstances under which they were made) not misleading, but only with reference to information relating to such Underwriter furnished to the Company in writing by such Underwriter through you expressly for use in the Registration Statement, any preliminary prospectus, the Prospectus or any amendments or supplements thereto.

                 (d) In case any proceeding (including any governmental investigation) shall be instituted involving any person in respect of which indemnity may be sought pursuant to this Section 9, such person (the "INDEMNIFIED PARTY") shall promptly notify the person against whom such indemnity may be sought (the "INDEMNIFYING PARTY") in writing and the indemnifying party shall retain counsel reasonably satisfactory to the indemnified party to represent the indemnified party and any others the indemnifying party may designate in such proceeding and shall pay the fees and disbursements of such counsel related to such proceeding, and to the extent that it shall wish, the indemnifying party, jointly with any other indemnifying party similarly notified, may assume the defense thereof. Notwithstanding the prior sentence, in any such proceeding, any indemnified party shall have the right to retain its own counsel and assume its own defense in such proceeding, but the fees and expenses of such counsel shall be at the expense of such indemnified party unless (i) the indemnifying party and the indemnified party shall have mutually agreed in writing to the retention of such counsel, (ii) the indemnifying party shall have failed to assume the defense and employ counsel; or (iii) the named parties to any such proceeding (including any impleaded parties) include both the indemnifying party and the indemnified party and representation of both parties by the same counsel would be inappropriate due to actual or potential differing interests between them. It is understood that the indemnifying party shall not, in respect of the legal expenses of any indemnified party in connection with any proceeding or related proceedings in the same jurisdiction, be liable for (i) the fees and expenses of more than one separate firm (in addition to any local counsel) for all Underwriters and all persons, if any, who control any Underwriter within the meaning of either Section 15 of the Securities Act or Section 20 of the Exchange Act, (ii) the fees and expenses of more than one separate firm (in addition to any local counsel) for the Company, its directors, its officers who sign the Registration Statement and each person, if any, who controls the Company within the meaning of either such Section and (iii) the fees and expenses of more than one separate firm (in addition to any local counsel) for the Selling Stockholder, and that all such fees and expenses shall be reimbursed as they are incurred. In the case of any such separate firm for the Underwriters and such control persons of any Underwriters, such firm shall be designated in writing by Morgan Stanley. In the case of any such separate firm for the Company, and such directors, officers and control persons of the Company, such firm shall be designated in writing by the Selling Stockholder. The indemnifying party shall not be liable for any settlement of any proceeding effected without its written consent, but if settled with such consent or if there be a final judgment for the plaintiff, the indemnifying party agrees to indemnify the indemnified party from and against any loss or liability by reason of such settlement or judgment. Notwithstanding the foregoing sentence, if at any time an indemnified party shall have requested an indemnifying party to reimburse the indemnified party for fees and expenses of counsel as contemplated by the second and third sentences of this paragraph, the indemnifying party agrees that it shall be liable for any settlement of any proceeding effected without its written consent if (i) such settlement is entered into more than 60 days after receipt by such indemnifying party of the aforesaid request and (ii) such indemnifying party shall not have reimbursed the indemnified party in accordance with such request prior to the date of such settlement. No indemnifying party shall, without the prior written consent of the indemnified party, effect any settlement of any pending or threatened proceeding in respect of which any indemnified party is or could have been a party and indemnity could have been sought hereunder by such indemnified party, unless such settlement includes an unconditional release of such indemnified party from all liability on claims that are the subject matter of such proceeding.

                 (e)     To the extent the indemnification provided for in this
Section 9 is unavailable to an indemnified party or insufficient in respect of any losses, claims, damages or liabilities referred to therein, then each indemnifying party, in lieu of indemnifying such indemnified party thereunder, shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages or liabilities (i) in such proportion as is appropriate to reflect the relative benefits received by the indemnifying party or parties on the one hand and the indemnified party or parties on the other hand from the offering of the Shares or (ii) if the allocation provided by clause 9(e)(i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause 9(e)(i) above but also the relative fault of the indemnifying party or parties on the one hand and of the indemnified party or parties on the other hand in connection with the statements or omissions that resulted in such losses, claims, damages or liabilities, as well as any other relevant equitable considerations. The relative benefits received by the Sellers on the one hand and the Underwriters on the other hand in connection with the offering of the Shares shall be deemed to be in the same respective proportions as the net proceeds from the offering of the Shares (before deducting expenses) received by each Seller and the total underwriting discounts and commissions received by the Underwriters, in each case as set forth in the table on the cover of the Prospectus, bear to the aggregate Public Offering Price of the Shares. The relative fault of the Sellers on the one hand and the Underwriters on the other hand shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Sellers or by the Underwriters and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The Underwriters' respective obligations to contribute pursuant to this Section 9 are several in proportion to the respective number of Shares they have purchased hereunder, and not joint.

                 (f) The Sellers and the Underwriters agree that it would not be just or equitable if contribution pursuant to this Section 9 were determined by pro rata allocation (even if the Underwriters were treated as one entity for such purpose) or by any other method of allocation that does not take account of the equitable considerations referred to in Section 9(e). The amount paid or payable by an indemnified party as a result of the losses, claims, damages and liabilities referred to in the immediately preceding paragraph shall be deemed to include, subject to the limitations set forth above, any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim. Notwithstanding the provisions of this Section 9, no Underwriter shall be required to contribute any amount in excess of the amount by which the total price at which the Shares underwritten by it and distributed to the public were offered to the public exceeds the amount of any damages that such Underwriter has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission, and the Selling Stockholder shall not be required to contribute any amount in excess of the net proceeds received by the Selling Stockholder from the offering of Additional Shares sold by the Selling Stockholder, except with respect to (i) any breach of the representations and warranties in Section 2(a), (b), (c) and (d), (ii) intentional misrepresentation or (iii) fraud. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. Except as provided in the last sentence of
Section 9(b), the remedies provided for in this Section 9 are not exclusive and shall not limit any rights or remedies which may otherwise be available to any indemnified party at law or in equity.

                 (g) The indemnity and contribution provisions contained in this Section 9 and the representations, warranties and other statements of the Company and the Selling Stockholder contained in this Agreement shall remain operative and in full force and effect regardless of (i) any termination of this Agreement, (ii) any investigation made by or on behalf of any Underwriter or any person controlling any Underwriter, the Selling Stockholder, or the Company, its officers or directors or any person controlling the Company and
(iii) acceptance of and payment for any of the Shares.

                 10. Termination. This Agreement shall be subject to termination by notice given by you to the Company, if (a) after the execution and delivery of this Agreement and prior to the Closing Date (i) trading generally shall have been suspended or materially limited on or by, as the case may be, any of the New York Stock Exchange, the National Association of Securities Dealers, Inc., or the Nasdaq Stock Market (ii) trading of any securities of the Company shall have been suspended on the Nasdaq Stock Market,
(iii) a general moratorium on commercial banking activities in New York shall have been declared by either Federal or New York State authorities or (iv) there shall have occurred any outbreak or escalation of hostilities or any change in financial markets or any calamity or crisis that, in your judgment, is material and adverse and (b) in the case of any of the events specified in clauses 10(a)(i) through 10(a)(iv), such event, singly or together with any other such event, makes it, in Morgan Stanley's judgment, impracticable to market the Shares on the terms and in the manner contemplated in the Prospectus.

                 11. Effectiveness; Defaulting Underwriters. This Agreement shall become effective upon the execution and delivery hereof by the parties hereto.

                 If, on the Closing Date or the Option Closing Date, as the case may be, any one or more of the Underwriters shall fail or refuse to purchase Shares that it has or they have agreed to purchase hereunder on such date, and the aggregate number of Shares which such defaulting Underwriter or Underwriters agreed but failed or refused to purchase is not more than one-tenth of the aggregate number of the Shares to be purchased on such date, the other Underwriters shall be obligated severally in the proportions that the number of Firm Shares set forth opposite their respective names in Schedule II bears to the aggregate number of Firm Shares set forth opposite the names of all such non-defaulting Underwriters, or in such other proportions as you may specify, to purchase the Shares which such defaulting Underwriter or Underwriters agreed but failed or refused to purchase on such date; provided that in no event shall the number of Shares that any Underwriter has agreed to purchase pursuant to this Agreement be increased pursuant to this Section 11 by an amount in excess of one-ninth of such number of Shares without the written consent of such Underwriter. If, on the Closing Date, any Underwriter or Underwriters shall fail or refuse to purchase Firm Shares and the aggregate number of Firm Shares with respect to which such default occurs is more than one-tenth of the aggregate number of Firm Shares to be purchased, and arrangements satisfactory to you, the Company and the Selling Stockholders for the purchase of such Firm Shares are not made within 36 hours after such default, this Agreement shall terminate without liability on the part of any non-defaulting Underwriter, the Company or the Selling Stockholders. In any such case either you or the relevant Sellers shall have the right to postpone the Closing Date, but in no event for longer than seven days, in order that the required changes, if any, in the Registration Statement and in the Prospectus or in any other documents or arrangements may be effected. If, on the Option Closing Date, any Underwriter or Underwriters shall fail or refuse to purchase Additional Shares and the aggregate number of Additional Shares with respect to which such default occurs is more than one-tenth of the aggregate number of Additional Shares to be purchased, the non-defaulting Underwriters shall have the option to (i) terminate their obligation hereunder to purchase Additional Shares or (ii) purchase not less than the number of Additional Shares that such non-defaulting Underwriters would have been obligated to purchase in the absence of such default. Any action taken under this paragraph shall not relieve any defaulting Underwriter from liability in respect of any default of such Underwriter under this Agreement.

                 If this Agreement shall be terminated by the Underwriters, or any of them, because of any failure or refusal on the part of any Seller to comply with the terms or to fulfill any of the conditions of this Agreement, or if for any reason any Seller shall be unable to perform its obligations under this Agreement, the Sellers will reimburse the Underwriters or such Underwriters as have so terminated this Agreement with respect to themselves, severally, for all out-of-pocket expenses (including the fees and disbursements of their counsel) reasonably incurred by such Underwriters in connection with this Agreement or the offering contemplated hereunder.

                 12. Counterparts. This Agreement may be signed in two or more counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument.

                 13. Applicable Law. This Agreement shall be governed by and construed in accordance with the internal laws of the State of New York.

                 14. Headings. The headings of the sections of this Agreement have been inserted for convenience of reference only and shall not be deemed a part of this Agreement.

                               Very truly yours,

                               broadcast.com inc.



                               By:
                                  ----------------------------
                                  Name:
                                  Title:


                               Selling Stockholder


                               -------------------------------
                               Todd R. Wagner




Accepted as of the date hereof

Morgan Stanley & Co. Incorporated
Donaldson, Lufkin & Jenrette Securities Corporation
Hambrecht & Quist LLC

Acting severally on behalf
 of themselves and the
 several Underwriters named
 in Schedule II hereto.

By: Morgan Stanley & Co. Incorporated



    By:---------------------------
       Name:  D. Rex Golding
       Title: Managing Director

                                                                      SCHEDULE I



                                                                                               Number of
                                                                                           Additional Shares
                                 Selling Stockholder                                           To Be Sold
 ---------------------------------------------------------------------------------         -----------------
 Todd R. Wagner  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .




                                                                                              --------------


                           Total . . . . . . . . . . . . . . . . . . . . . . . . .
                                                                                              ==============

                                                                     SCHEDULE II


                                                                                               Number of
                                                                                              Firm Shares
                                     Underwriter                                            To Be Purchased
 ---------------------------------------------------------------------------------          ---------------
 Morgan Stanley & Co. Incorporated . . . . . . . . . . . . . . . . . . . . . . . .

 Donaldson, Lufkin & Jenrette Securities Corporation . . . . . . . . . . . . . . .

 Hambrecht & Quist LLC . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .



                                                                                             --------------


                           Total . . . . . . . . . . . . . . . . . . . . . . . . .
                                                                                             ==============

                                                                       EXHIBIT A





                            [FORM OF LOCK-UP LETTER]


                                                              ____________, 1998

Morgan Stanley & Co. Incorporated
Donaldson, Lufkin & Jenrette Securities Corporation
Hambrecht & Quist LLC
c/o Morgan Stanley & Co. Incorporated
    1585 Broadway
    New York, NY  10036

Dear Sirs and Mesdames:

                 The undersigned understands that Morgan Stanley & Co. Incorporated ("MORGAN STANLEY") proposes to enter into an Underwriting Agreement (the "UNDERWRITING AGREEMENT") with broadcast.com, a Delaware corporation (the "COMPANY"), providing for the public offering (the "PUBLIC OFFERING") by the several Underwriters, including Morgan Stanley (the "UNDERWRITERS"), of shares (the "SHARES") of the Common Stock, $0.01 par value of the Company (the "COMMON STOCK").

                 To induce the Underwriters that may participate in the Public Offering to continue their efforts in connection with the Public Offering, the undersigned hereby agrees that, without the prior written consent of Morgan Stanley on behalf of the Underwriters, it will not, during the period commencing on the date hereof and ending 180 days after the date of the final prospectus relating to the Public Offering (the "PROSPECTUS"), (1) offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, lend, or otherwise transfer or dispose of, directly or indirectly, any shares of Common Stock or any securities convertible into or exercisable or exchangeable for Common Stock, or (2) enter into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of the Common Stock, whether any such transaction described in clause (1) or (2) above is to be settled by delivery of Common Stock or such other securities, in cash or otherwise. The foregoing sentence shall not apply to (a) the sale of any Shares to the

Underwriters pursuant to the Underwriting Agreement or (b) transactions relating to shares of Common Stock acquired in the Public Offering or in open market transactions after the completion of the Public Offering. In addition, the undersigned agrees that, without the prior written consent of Morgan Stanley on behalf of the Underwriters, it will not, during the period commencing on the date hereof and ending 180 days after the date of the Prospectus, make any demand for or exercise any right with respect to, the registration of any shares of Common Stock or any security convertible into or exercisable or exchangeable for Common Stock.

                 Whether or not the Public Offering actually occurs depends on a number of factors, including market conditions. Any Public Offering will only be made pursuant to an Underwriting Agreement, the terms of which are subject to negotiation between the Company and the Underwriters.


                                           Very truly yours,


                                           -------------------------
                                           (Name)

                                           -------------------------
                                           (Address)





                                       2